UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 17, 2015
United Financial Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Connecticut	001-35028	27-3577029
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Glastonbury Blvd, Suite 200, Glastonbury CT	06033
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (860) 291-3600
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

The annual meeting of the stockholders of United Financial Bancorp, Inc. (the “Company”) was reconvened on June 17, 2015 (the “Reconvened Annual Meeting”) at the Company’s corporate headquarters in Glastonbury, Connecticut for the limited purpose of (1) approving Proposal 4, the amendment of the Certificate of Incorporation to eliminate the 80% super majority vote on certain Certificate of Incorporation amendments, and (2) approving Proposal 6, an amendment to the Certificate of Incorporation to allow for the conversion of the Company from the State of Connecticut to Delaware. There were 48,895,152 shares of Common Stock eligible to be voted at the Annual Meeting and 39,170,133 shares were represented at the meeting by the holders thereof, which constituted a quorum.

The final results for each of the matters submitted to a vote of stockholders at the (reconvened portion of the) annual meeting are as follows:

Proposal 4	Consideration of the amendment of the Certificate of Incorporation to eliminate the 80% super majority vote on certain Certificate of Incorporation amendments.

For	Against	Abstain
36,664,706	2,178,861	320,106

There were no broker non-votes on the proposal.

Proposal 6	Consideration of an amendment to the Certificate of Incorporation to allow for the conversion of the Company from the State of Connecticut to Delaware.

For	Against	Abstain
37,375,564	2,027,065	245,007

There were no broker non-votes on the proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    June 17, 2015            UNITED FINANCIAL BANCORP, INC.
Registrant

By:    /s/ Eric R. Newell
Eric R. Newell
Executive Vice President/
Chief Financial Officer